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                          CERTIFICATE OF INCORPORATION

                            PHILIPS SUB [ ], INC.

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     First. The name of the corporation (the "Corporation") is: PHILIPS SUB [ ],
INC.

     Second. The address of the Corporation's registered office in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Kent County, Delaware. The name of its registered agent at such address is United Corporate Services, Inc.

     Third. (A) Subject to the limitations set forth herein, the purpose for which the Corporation is organized is to engage solely in the following activities:

          (1) to serve as the managing General Partner of (a) _______ a _________ general partnership ("Partnership 1"), (b) _____________, a
     _________ general partnership ("Partnership 2"), (c) _________________ , a
     _________________________ general partnership ("Partnership 3"), (d)
     Philips Property Holdings [ ], L.P., a Delaware limited partnership ("Holdings I"), (e) Philips Property Holdings [ ], L.P., a Delaware limited partnership ("Holdings II"), and (f) Philips Property Holdings [ ], L.P., a Delaware limited partnership ("Holdings III");

          (2) to take any and all actions necessary under and pursuant to (a) the Amended and Restated Partnership Agreement governing Partnership 1 (as it may be amended from time to time) between Holdings I and the Corporation, (b) the Amended and Restated Partnership Agreement governing Partnership 2 (as it may be amended from time to time) between Holdings II and the Corporation, (c) the Amended and Restated Partnership Agreement governing Partnership 3 (as it may be amended from time to time) between Holdings III and the Corporation, (d) the Amended and Restated Partnership Agreement governing Holdings I between Philips International Realty, L.P., a Delaware limited partnership (the "UPREIT"), and the Corporation, (e) the Amended and Restated Partnership Agreement governing Holdings II between the UPREIT and the Corporation, and (f) the Amended and Restated Partnership Agreement governing Holdings III between the UPREIT and the Corporation;

          (3) to execute and deliver, on behalf of Partnership 1, Partnership 2 and Partnership 3, any and all instruments, agreements, certificates, documents, notices, papers or other writings as may be necessary or advisable in connection with the acquisition by Partnership 1, Partnership 2 and Partnership 3 of



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     certain office buildings and other properties (the "Properties");

          (4) to execute and deliver, on behalf of Partnership 1, Partnership 2 and Partnership 3, mortgages or deeds of trust encumbering any of the Properties, and any and all assignments, financing statements, security agreements, certificates, documents, notices, papers or other writings in connection therewith;

          (5) to execute and deliver, on behalf of Partnership 1, Partnership 2 and Partnership 3, a placement, underwriting or similar agreement with any underwriter that may be retained in connection with the securitization of any notes or mortgages, and any instruments, agreements, certificates, documents, notices, papers or other writings as may be necessary or advisable in connection with such securitization;

          (6) to engage, on behalf of Partnership 1, Partnership 2 and Partnership 3, in any activities necessary to hold, receive, exchange, otherwise dispose of and otherwise deal in and exercise all rights, powers, privileges, and all other incidents of ownership or possession with respect to all of the Properties and any property or interests which may be acquired by Partnership 1, Partnership 2 and Partnership 3 as a result of any sale or other disposition of any of the Properties;

          (7) to engage in any activities necessary to authorize, execute and deliver any other instrument, agreement, certificate, notice or document in connection with the activities described above, including the filing of any instrument, agreements, certificates, notices, applications and other documents necessary or advisable to comply with any applicable laws, statutes, rules and regulations or necessary or advisable to perfect or protect the above-referenced security interests; and

          (8) to engage in such lawful activities and to exercise such powers permitted to corporations under the laws of the State of Delaware that are necessarily incident to or connected with the foregoing or necessary or convenient to accomplish the foregoing and which are consistent with the limitations set forth in this Paragraph Third and the other Paragraphs hereof.

     (B) The Corporation reserves the right, at any time and from time to time, substantially to change its purposes in the manner now or hereafter permitted by statute. Any change of the purposes of the Corporation authorized or approved by the holders of shares entitling them to exercise the proportion of the voting power of the Corporation now or hereafter required by statute shall be binding and conclusive upon every shareholder of the Corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that it may have voted against such




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change of purposes or may have objected in writing thereto, shall be entitled to payment of the fair cash value of its shares.

     Fourth. The total number of shares of stock which the Corporation has the authority to issue is 1,000 shares of Common Stock, $.01 par value per share.

     Fifth. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation (the "Board")

          (2) As used herein, the term "Affiliate" shall mean any entity other than the Corporation (i) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of the Corporation's common stock,
     (ii) which is in control of the Corporation, as "control" is defined under
     Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. ss. 230.405, as in effect on the date hereof, (iii) of which 10% or more of the outstanding shares of such entity's common stock is owned beneficially, directly or indirectly, by any entity described in clause (i) or (ii) above, or (iv) which is controlled by any entity described in clause (i) or (ii) above, as "controlled by" is defined under such Section 230.405; provided, however, that Philips International Realty Corp., a Maryland corporation, the UPREIT, Holdings I, Holdings II, Holdings III and Partnership 1, Partnership 2 and Partnership 3 shall each be considered an Affiliate.

          (3) The Corporation shall not commingle its funds with those of any Affiliate or any other entity. Funds and other assets of the Corporation shall be separately identified and segregated. All of the Corporation's assets shall at all times be held on behalf of the Corporation, and, if held on behalf of the Corporation by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Corporation. The Corporation shall maintain its own separate bank accounts, payroll and books of account.

          (4) The Corporation shall pay from its own assets all obligations of any kind incurred by the Corporation (other than organizational expenses)

          (5) The Corporation shall take all appropriate action necessary to ensure its existence as a corporation in good standing under the laws of the State of Delaware.

          (6) The Corporation shall at all times maintain its principal executive office separate from that of any other entity



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     and will identify such office as its office; provided, however, that, subject to clause (9) below, the Corporation may lease office space from an Affiliate. All financial statements, accounting records and other corporate documents of the Corporation shall be maintained at such office separate from those of any Affiliate or any other entity.

          (7) The Corporation shall observe all legal and customary formalities regarding its corporate existence, including holding regular meetings of its Board and its shareholders and maintenance of current minute books. Regular meetings of the Board shall be held at least quarterly. A quorum of the Board must be present in person or by means of conference telephone or similar communications equipment.

          (8) The annual financial statements of the Corporation shall disclose, in accordance with and to the extent required under generally accepted accounting principles, any transactions between the Corporation and any Affiliate.

          (9) All business transactions entered into by the Corporation with any Affiliate shall be on terms and conditions that are no less favorable to the Corporation than the terms and conditions that would be expected to have been obtained, at the time of such transaction and under similar circumstances, from unaffiliated persons. In addition, all such transactions shall be approved by the unanimous written consent of the Board of Directors. The Corporation shall not guarantee any liabilities or obligations of any Affiliate, nor shall it assume any indebtedness or other liabilities or obligations of any Affiliate.

          (10) The Corporation shall at all times hold itself out to the public (including any Affiliate's creditors) as a separate and distinct corporate entity operating under the Corporation's own name and the Corporation shall act solely in its own corporate name and through its own authorized officers and agents.

          (11) The Corporation shall pay out of its own funds fees, if any, for its directors and salaries, if any, of its officers and employees, and shall reimburse any Affiliate for any service provided to the Corporation by such Affiliate (including those to be provided pursuant to any lease, administrative or management services agreement or other contract between the Corporation and any Affiliate) in accordance with the terms of any such lease, agreement or other contract.

          (12) The Board shall have the power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

     Sixth. In the absence of fraud, no contract or other transaction between this Corporation and any other corporation or



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any firm, partnership, association or person shall be affected or invalidated by the fact that any director or officer of this Corporation is pecuniarily or otherwise interested in such contract or other transaction, or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

     Seventh. The Corporation by action of its Board of Directors may purchase or otherwise deal in any shares of the capital stock of the Corporation to the extent not prohibited by law. The directors are authorized, from time to time, in their discretion, to grant to such persons, for such periods and upon such terms as the directors deem advisable, rights or options to purchase such number of shares of the capital stock of the Corporation as the directors deem advisable.

     Eighth. No holder of shares of the Corporation of any class shall have any pre-emptive, preferential or other right to purchase or subscribe for any unissued shares of the Corporation.

     Ninth. No holder of shares of any class of the Corporation shall have the right to cumulate voting power in the election of directors, and the right to cumulate voting powers described in Delaware General Corporation Law Section 214 is hereby specifically denied to holders of shares of any class of the Corporation.

     Tenth. No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of _the foregoing provision to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b) (7) of the Delaware General Corporation Law, as amended from time to time. The Corporation shall indemnify to the fullest extent permitted by Sections 102(b) (7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the Corporation the power to indemnify.

     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this __ day of ____, 1997.

                                         ------------------------------
                                         Name:
                                         Sole Incorporator

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